UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2025

NASCENT BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55299	46-5001940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

631 US Hwy 1, Suite 407, North Palm Beach, FL	33408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 961-5656

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 10, 2025, Douglas Karas submitted his written resignation as an independent Director of the Company. Mr. Karas resignation is due to personal health issues he has been dealing with over the past 2 years.

ITEM 8.01. OTHER EVENTS

The Company received a delinquency from the OTC for the failure to file on a timely basis. On January 16, 2025, the Company elected to file the disclosure and financials for the period effected, quarter ending September 30, 2025 to meet the requirements to continue as a “pink Sheet” filer. The Company is assessing the value of the QB verses pink reporting and the cost difference.

On January 10, 2025, the Directors and Officers of the Company agreed to terminate the non- dilutive stock clause in their employment contacts.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASCENT BIOTECH, INC.

/s/ Sean Carrick
Sean Carrick
President

Date: January 17, 2025

3